Sub-Item 77I: Terms of new or amended securities

The Board of Trustees approved the creation of the TOBAM Emerging Markets Fund, (the "Fund"), an additional series of the FundVantage Trust (the "Trust") at its March 22-23, 2016 Meeting of the Board of Trustees. The Fund consists of three classes of shares: Class A shares, Class C shares and Class I shares. A description of the Fund's Class A shares, Class C shares and Class I shares is contained in the Fund's Prospectus and Statement of Additional Information each dated April 10, 2017, which was filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 497(c) of the Securities Act of 1933, as amended (the "1933 Act") on May 25, 2017.

The Board of Trustees approved the creation of the Arabesque Systematic USA Fund and the Arabesque Systematic International Fund, (the "Funds"), additional series of the Trust at its December 8-9, 2016 Meeting of the Board of Trustees. Each Fund consists of two classes of shares: Investor Class shares and Institutional Class shares. A description of the Funds' Investor Class shares and Institutional Class shares is contained in the Fund's Prospectus and Statement of Additional Information each dated May 1, 2017, which was filed with the Commission pursuant to Rule 497(c) of the 1933 Act on May 23, 2017.

The Board of Trustees approved the creation of the Class R6 Shares of the Gotham Index Plus Fund (the "Fund"), an existing series of the Trust via a Unanimous Written Consent dated March 9, 2017. A description of the Fund's Class R6 shares is contained in the Fund's Prospectus and Statement of Additional Information each dated June 30, 2017, which was filed with the Commission pursuant to Rule 485(b) of the 1933 Act on June 22, 2017.

The Board of Trustees approved the creation of the Gotham Short Strategies Fund, (the "Fund"), an additional series of the Trust via a Unanimous Written Consent dated April 19, 2017. The Fund consists of one class of shares: Institutional Class shares. A description of the Fund's Institutional Class shares is contained in the Fund's Prospectus and Statement of Additional Information each dated August 1, 2017, which was filed with the Commission pursuant to Rule 497(c) of the 1933 Act on August 7, 2017 and the Fund's Statement of Additional Information dated August 1, 2017, which was re-filed with the Commission pursuant to Rule 497(e) of the 1933 Act on August 14, 2017.

The Board of Trustees approved the creation of the Class N Shares of the Gotham Index Plus Fund and the Gotham Total Return Fund (the "Funds"), existing series of the Trust at its September 27-28, 2017 Meeting of the Board of Trustees. A description of the Funds' Class N Shares is contained in the Funds' Prospectus and Statement of Additional Information each dated November 1, 2017, which were filed with the Commission pursuant to Rule 485(a) of the 1933 Act on October 26, 2017.